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                               [KPMG LETTERHEAD]


                                                                    EXHIBIT 23.3


The Board of Directors and Shareholders
LSI Group Holdings Plc
Pine Lake Resort
CARNFORTH                                               Our ref  mjb/017
Lancashire
LA6 1JZ                                                 Contact


25 March 1998





Dear Sirs

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Form 10-K of Signature Resorts, Inc. filed on or about 26 March 1998 of our report dated 27 March 1997 (copy attached), with respect to the consolidated financial statements of LSI Group Holdings Plc at 31 December 1995 and 1996 and for each of the years in the three-year period ended 31 December 1996. We also consent to the incorporation by reference of the above report in Signature Resorts Inc.'s previously filed Registration Statement File No. 333-15361, No. 333-30285, No. 333-46511 and No. 333-47215.

Yours sincerely,



KPMG
Chartered Accountants